Exhibit 99.1

              TRION, INC. AND McLEOD RUSSEL TERMINATE MERGER PLANS

Sanford, N.C., October 15, 1998 /PRNewswire/ -- TRION, INC. (Nasdaq:
TRON)
Trion announced that the merger agreement between the Company and McLeod Russel Holdings PLC signed on August 14, 1998 was terminated today by mutual agreement.

Trion, a leader in indoor air quality (IAQ) since 1947, specializes in products that focus on health and safety with specific emphasis on the environment in industry and the home. Trion is a publicly traded company and is listed as TRON on the NASDAQ exchange.